SCHEDULE 14A
Information Required in Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BRAMPTON CREST INTERNATIONAL, INC.
(Name of Company As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Company)

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BRAMPTON CREST INTERNATIONAL, INC.
4770 Biscayne Blvd.
Suite 940
Miami, FL 33137
(305) 722-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 21, 2008

The Annual Meeting of Stockholders (the "Annual Meeting") of BRAMPTON CREST INTERNATIONAL, INC, a Nevada corporation (the "Company"), will be held at 11:00 a.m., local time, on August 21, 2008 at the Hilton Miami Downtown, 1601 Biscayne Blvd., Miami, Florida, USA, 33132, for the following purposes:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant; and

(3)	To ratify the Company’s 2008 Stock Option Plan; and

(4)
To ratify the name change from Brampton Crest International, Inc. to The AEN Group, Inc., to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on June 30, 2008, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

By:	/s/ Bryan Norcross
Miami, FL July 10, 2008	BRYAN NORCROSS CHIEF EXECUTIVE OFFICER

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

BRAMPTON CREST INTERNATIONAL, INC.
4770 Biscayne Blvd.
Suite 940
Miami, FL 33137
(305) 722-4800

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Brampton Crest International, Inc., a Nevada corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., local time, on August 21, 2008 at the Hilton Miami Downtown., 1601 Biscayne Blvd., Miami, Florida, USA, 33132, and at any adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is June 30, 2008. Stockholders should review the information provided herein in conjunction with the Company's 2007 Annual Report, which was filed with the Securities and Exchange Commission on May 31, 2008 and the Company quarterly filings on Form 10-Q. The Company's principal executive offices are located at 4770 Biscayne Blvd, Suite 940, Miami, FL 33137 (305) 722-4800.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the President of the Company; or
•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Bryan Norcross, 4770 Biscayne Blvd, Suite 940, Miami, FL 33137 (305) 722-4800.

PURPOSE OF THE MEETING

At the Annual Meeting, the Company's Stockholders will consider and vote upon the following matters:

(1)	To elect the Company's Board of Directors to hold office until the Company's Annual Meeting of Stockholders in 2009 or until their respective successor is duly elected and qualified; and

(2)	To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant; and

(3)	To ratify the Company’s 2008 Stock Option Plan; and

(4)
To ratify the name change from Brampton Crest International, Inc. to The AEN Group, Inc., to be effective as of the filing of an amendment to the Company's Articles of Incorporation with the Florida Secretary of State; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the re-election of the nominees for director named below; (b) FOR the proposal to ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP, as the Company's independent certified public accountant; (c) FOR the ratification of the Company’s 2008 Stock Option Plan; and (d) FOR the proposal to ratify the name change from Brampton Crest International to The AEN Group, Inc. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

Description of Business

Corporate History

Brampton Crest International, Inc. ("the Company"), a Nevada corporation, was originally organized as Selvac Corporation, a Delaware corporation. On June 28, 1982, the Selvac Corporation restated its Certificate of Incorporation and changed its name to Mehl/Biophile International Corporation. On March 22, 2000, the Company reorganized as Hamilton-Biophile Companies. On November 26, 2001, the Company re-domiciled to Nevada. Hamilton Biophile Companies changed their name to Brampton Crest International, Inc., effective on November 18, 2004.

The Company filed a Form 10-SB on December 16, 2004, and on May 17, 2005 became a reporting company pursuant to the Securities Exchange Act of 1934, as amended.

Effective March 2, 2007, the Company announced that it had formed a wholly owned subsidiary, White Peak Capital Group, Inc., a Florida corporation (“White Peak”), that would focus on making secured short and medium term loans. Effective July 2007, White Peak changed its name to Laurentian Peak Capital Group (Laurentian). Laurentian’s corporate structure and marketing plan remain the same as it was with White Peak.

Laurentian will generate its own business through an established network of finance industry contacts developed by its management and by seeking the participation by other originators known to the company management. Laurentian loans will be both short and medium term., secured by accounts and trade receivables, real estate, credit card receivables, equipment letters of credit and shares of stock. The originators from whom Laurentian will purchase participations are established companies known to Laurentian management.

Laurentian obtained a license as a mortgage lender and is now able to begin to implement its marketing plan.

On September 11, 2007 Laurentian entered into a promissory note and loaned $200,000 to America’s Emergency Network, LLC (AEN). The note was due the earliest of September 25, 2008 or when AEN, entered into a private placement of at least $1,000,000. The loan carried an annual interest rate of 12% and was to be used for operating expenses excluding officer salaries and distributions. The loan was collateralized by the assets of AEN. On March 24, 2008 the Company consummated the private placement subsequent to the acquisition of AEN, LLC. The private placement is described below.

On March 19, 2008, the Company, America’s Emergency Network, LLC, a Florida limited liability company, Bryan Norcross, in his capacity as a member and representative of the members of America’s Emergency Network, LLC, Max Mayfield, a member of America’s Emergency Network, LLC, Matthew Straeb, a member of the America’s Emergency Network, LLC, Robert Adams, a member of America’s Emergency Network, LLC, and Brampton Acquisition Subsidiary Corp., a Florida corporation and a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger whereby America’s Emergency Network, LLC was merged into the Company such that America’s Emergency Network, as a Florida corporation, shall continue as a wholly owned subsidiary corporation of the Company. Pursuant to the terms and conditions of the Merger Agreement, the members of America’s Emergency Network, LLC received an aggregate of 100,000,000 shares of Company Common Stock.

General Overview

The Company was originally engaged in the sale and distribution of consumer personal care products and professional laser hair removal. Prior to the bankruptcy filing, the Company had already lost substantially all of its assets to a creditor and business activities were reduced to a minimum. Following the bankruptcy and through December 31, 2007, business activities were kept at a minimum and the Company eventually discontinued the business of marketing and selling consumer cosmetics and non-prescription dermatology products due to lackluster profits. In the interim, the Company has decided to re-focus its energies and resources into the development and implementation of AEN’s and Laurentian’s operations.

AEN is a development-stage company that is in the process of becoming the leading distributor of emergency information from emergency operation centers and other government entities to the general public, the media, first responders, and other government agencies. AEN is designed to be the communications system that emergency managers will use whenever urgent information needs to be dispensed and will fill the critical voids in the nation’s emergency communications systems. Designed by CBS News Hurricane Analyst, Bryan Norcross, and the immediate past National Hurricane Center Director, Max Mayfield, the AEN system will be the conduit that emergency managers and other government officials responsible for disaster preparation, response, and recovery will use to get life saving instructions and bulletins to the media and/or directly to the public.

When fully deployed, America's Emergency Network will link Emergency Operations Centers (EOC's) in cities, towns, and counties, as well as school boards and other government entities with the general public, media outlets, first responders, and other government agencies. The satellite based system will send video feeds of news briefings by emergency officials and critical text bulletins issued at any EOC in any location to all users instantly. The satellite-based system is designed to operate before and after disasters, even when telephone, cell phone, and terrestrial internet systems have failed. In addition, during short-fuse emergencies (tanker accidents, bio-hazards, etc.), America's Emergency Network will provide an instant communications link directly to all subscribing media outlets. Critical information will reach the public much sooner since all subscribing media outlets will receive the text and video feeds at once.

Due to the recent and rapid technology developments in the area of video streaming, emergency management agencies and governmental agencies of any size and any budget will have the opportunity to be part of a national communication system. AEN will provide a dedicated, coordinated, and integrated national communications system.

Industry Background

During a crisis, government officials in the United States rely on the same news gathering and reporting systems that serve us every day, even though neither the technical infrastructure nor the operational systems are designed to operate under the strain of a disaster situation. Since 9/11, the topic of inoperable and ineffective “emergency communications” has been a heavily debated and legislatively active subject in Washington. Currently, there is no standardized, dedicated, and secure distribution infrastructure for disseminating critical information and instructions issued by local, state, and federal emergency management agencies that overcomes the delays and incomplete distribution limitations of the everyday news coverage system.

Market Opportunities:

Over the next several decades, the projected number of dangerous storms, natural disasters, and floods will create an environment in which an efficient, effective, and structured emergency communication system will become increasingly critical. Surprisingly, the United States has not had an organized secure system in place where emergency information is stored and accessible to the public, media, and other interested parties, until AEN.

In addition to the government sector, the private sector has also realized the critical importance of emergency communications planning. The same technology that will allow governmental agencies to reach the public before, during and after a disaster will also work for non-governmental agencies and private businesses. The AEN based private-industry system will be a key component of community and business disaster planning.

AEN System Structure

The AEN system is structured into three parts; the AEN Terminal which resides at emergency management offices; the AEN Central Database (AEN-CD); the AEN high-resolution receiving system. In the future, we also anticipate an AEN TV Channel (AEN TV), and an AEN mobile application.

The AEN Terminal: The AEN Terminal a package of communication equipment will be installed in each emergency management office to connect into the AEN Central Database. This equipment will allow video news briefings to be streamed into the database even if all terrestrial connections are down. The equipment package will also include a satellite connection to the internet, independent of the terrestrial internet system, allowing a computer to connect into the AEN-CD system to create and distribute critical text bulletins and to control and administer the agency’s video feeds. In addition, AEN will offer an emergency phone line using the same satellite connection for critical communications.

The AEN Central Database: Each emergency management office and government entity will control a secure cell in the central database that will hold its emergency texts bulletins or local video news briefings. That information will appear on an AEN-hosted web page controlled by an administrator at the agency. This information will eventually be available directly to the public via the internet as the Company scales up its server capacity. Initially the video feeds may be distributed on the websites of media outlets and other entities. The AEN Central Database will also have a video-archive capability, so news briefings can be viewed or re-viewed later in the day. The system’s notification and distribution capability will alert individuals and the media that emergency information and instructions pertaining to their geographical area of interest have been issued. The emergency bulletins will simultaneously be distributed to selected governmental entities, the public, and subscribing media outlets.

The AEN High-Resolution Receiving System: Subscribing television stations and networks will install stream-decoding equipment and a satellite downlink to allow them to receive the quasi-live video streams from the AEN-CD (quasi-live because the video feeds have a slight delay inherent in streaming). In addition, they will be able to download video files from the AEN archive to air as part of their news coverage.

In the future the Company plans to create a TV channel and a mobile phone application:

AEN TV Channel: AEN-TV will contain selected text bulletins and video feeds from the AEN Central Database which will be prioritized by the emergency management offices and government agencies. The displayed information will be chosen by an AEN editor and will include the schedule of upcoming news briefings when multiple events are happening at the same time.

AEN Mobile: The Company contemplates developing a mobile-phone application which will display emergency bulletins and other information on cell phones.

AEN has an exclusive business relationship with Global Security Systems, LLC (GSS). GSS is building a national alerting system called Alert FM.

Alert FM Emergency Alerts: AEN has signed a memorandum of understanding with GSS to be the exclusive provider of emergency alerts to the AlertFM system for distribution to a multitude of devices. The product offers SMS text and email notifications along with an alerting network on a “subcarrier” of an FM radio station’s signal. The advantage of this alerting system is that it can instantaneously and simultaneously notify people/agencies without the systemic delays that are currently experienced with SMS alerting systems.

Our Growth Strategies

AEN is designed to be THE communications system that emergency managers use whenever urgent information needs to be dispensed. The system will be comprehensive in the sense that it will handle all emergency information in any format - video, audio, text, and potentially graphics. In addition, it will be able to disseminate this information to any platform - internet, television, and radio. Also, the relationship with Alert FM, will allow the system to send short message alerts to a multitude of devices.

A goal of AEN is to advance the concept of emergency management issued bulletins by making an easy to use tool available to public officials that provides a formal structure and distribution system that doesn’t exist today. AEN will be the first national system that can disseminate critical emergency information to government entities, disaster responders, and to the public through functioning local radio stations even when all traditional cell phone, landline, and cable systems have failed.

Development

The success of AEN depends on the cooperation and support of the emergency management community. The emergency management bulletin structure will be formalized and designed in cooperation with FEMA and state and local emergency managers. In addition, each location will have access to the AEN Central Database so bulletins and video feeds are archived for later distribution. The bulletin-creation system will be designed with input from local emergency management offices to make the communications process as simple and seamless as possible.

Each governmental entity or jurisdiction that participates in AEN will have its own custom page that will be dedicated to emergency information for that entity.  Once the system is fully functional, the public will have access to the database through www.emergency.info.

In addition, once a critical mass of information from governmental entities is available in the AEN Central Database, so that a viable and credible 24/7 television channel can be constructed, AEN TV will be launched. The television channel is expected to lag the internet site by at least 12 months.

Competition

AEN is the only national system that has been designed to solve the public emergency information dissemination problem. At the current time, we are unaware of any competing systems either in existence or proposed. AEN plans on entering into agreements with various carriers to distribute the AEN-gathered bulletins and video feeds. The barrier to enter this market is high due to the relationships AEN is developing with national, state, and local emergency management officials and broadcast outlets.

Competitive Advantages:

 It is critical in today’s advanced world of technology that emergency messages be distributed and delivered through a multitude of channels and in a variety of technical formats for the information to reach the general public. This will require strategic alliances with communications companies and other businesses that broaden the reach of the emergency messages to the benefit of AEN and the general public. Currently, AEN has a strategic alliance with GSS/AlertFM which provides a short-form messaging alert system for some late-model cell phones, pagers, and other devices.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the OTC Bulletin Board under the symbol "BRCI." Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on June 30, 2008 as the record date (the "Record Date") for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the date herein there are 198,284,646 shares of Common Stock, $.001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The ratification of the appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountant, the ratification of the Company’s 2008 Stock Option Plan, and the approval of the proposal to change the name change from Brampton Crest International to The AEN Group, Inc will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office in the United States for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth as at June 30, 2008, the name and address and the number of shares of the Company's common stock, with a par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

	Number of	Percentage of
	Shares	Shares
Name and Address	Beneficially Owned (1)	Beneficially Owned (1)

Bryan Norcross(5)	25,000,000	10.0%
4770 Biscayne Blvd, Suite 940, Miami, FL 33137,
Robert Wineberg	51,200,000 (4)	20.5%
Delaporte Point #45
Nassau, Bahamas
Robert Adams(6)	25,000,000	10.0%
4770 Biscayne Blvd, Suite 940, Miami, FL 33137,

Brad Hacker	-0-	-0-%
12515 Orange Drive, Suite 814
Davie, FL 33330
Joseph I. Emas	31,800,000 (2)	12.7%
1224 Washington Avenue
Miami Beach, FL 33139

All directors and	87,900,000	35.2%
executive officers as
a group (5 persons)

Brampton Crest International, LLC	38,700,000 (3)	15.5%
1224 Washington Avenue
Miami Beach, FL 33139

Murray Bacal	38,700,000 (3)	15.50%
1455 Ocean Drive #904
Miami Beach, Florida 33139

RMS Associates of Broward, LLC c/o Matthew Streab	25,000,000	10.0%
4770 Biscayne Blvd, Suite 940, Miami, FL 33137,

Max Mayfield and Associates, LLC	25,000,000	10.0%
4770 Biscayne Blvd, Suite 940, Miami, FL 33137,

(1)
Based on a total of an aggregate of 249,884,660 shares of capital stock, consisting of 198,284,660 issued and outstanding shares of common stock and warrants to purchase 51,600,000 shares of common stock.

(2)
Includes 12,300,000 shares of common stock held in the name of Brampton Crest International, LLC, 600,000 shares of common stock held in the name of Joseph I, Emas, warrants to purchase 25,800,000 shares of common stock held in the name of Brampton Crest International, LLC (Murray Bacal, and Joseph I. Emas are the managing members of Brampton Crest International, LLC).

(3)
Includes 12,300,000 shares of common stock held in the name of Brampton Crest International, LLC, warrants to purchase 25,800,000 shares of common stock held in the name of Brampton Crest International, LLC (Murray Bacal is the managing member of Brampton Crest International, LLC)

(4) (5) (6)
Includes 25,600,000 shares of common stock and warrants to purchase 25,600,000 shares of common stock.

The shares of common stock are held in the name of Bryan Norcross Corporation of which Bryan Norcross is the controlling shareholder.

The shares of common stock are held in the name of Adams Family Company LLC of which Robert Adams is the controlling Member.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset held by Brampton Crest International, Inc. through security holdings, contracts, options, or otherwise.

Although there is no current compensation plan in existence, it is probable that the Company will adopt a plan to pay or accrue compensation to its Officers and Directors for services related to development of the company's business plan.

BOARD OF DIRECTORS AND OFFICERS

The current Board of Directors consists of Bryan Norcross, President and Chief Executive Office, Robert Wineberg, Secretary and Treasurer, Robert Adams, Chairman of the Board of Directors, Joseph I. Emas, Director, and Brad Hacker, our Chief Financial Officer. Their biographies are in Proposal One herein.

Two additional key executive officers are Max Mayfield, our Senior Vice President of Government Relations and Matthew Straeb, our Senior Executive Vice President of Marketing. Their biographies are below:

Max Mayfield: Max Mayfield was appointed as our Senior Vice President of Government Relations on March 19, 2008. Mr. Mayfield was the director of the National Hurricane Center from 2000 to 2007. Mr. Mayfield is the former chairman of the World Meteorological Organization's Regional Association-IV Hurricane Committee, which supports 26 members from Atlantic and eastern Pacific countries. From May 2, 2007, to the present, Mr. Mayfield was a Founding Member of America’s Emergency Network, LLC. Mr. Mayfield also serves as the Hurricane Specialist WPLG-TV in Miami.

Mr. Mayfield is a Fellow of the American Meteorological Society. In 2006, Mr. Mayfield received the Government Communicator of the Year Award from the National Association of Government Communicators, as well as the prestigious Neil Frank Award from the 2006 National Hurricane Conference “for…efforts to significantly improve the accuracy of hurricane forecasting…as Director of the National Hurricane Center, a factor which has undoubtedly helped save countless lives and property.” Mr. Mayfield has Bachelor of Science degree in Mathematics from University of Oklahoma, and a Master of Science in Meteorology from Florida State University.

Matthew Straeb: Matthew Straeb was appointed as Senior Executive Vice President of Marketing on March 19, 2008. Mr. Straeb is Executive Vice President, Marketing for Global Security Systems, LLC (GSS), the parent company of AlertFM. Mr. Straeb has worked with the high-tech firms, Rohde &Schwarz, Continental Electronics, Vitec, and Orad and is an authority in many technology businesses including mobile data applications, hybrid digital (HD) radio, high power FM, AM and shortwave broadcast, on-the-field graphics, virtual sets, digital-TV transition, and intermediate and high-end post production color correction. From May 2, 2007 to the present, Mr. Straeb was a Founding Member of America’s Emergency Network, LLC.

Mr. Straeb holds a Bachelor of Science degree in Electrical Engineering from Southern Methodist University. He also has been a visiting professor teaching courses in broadcast and entertainment technologies.

All Directors hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Our Directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

Employment Agreements, Termination of Employment and Change-in-Control Arrangement

The Company has entered into employment agreements with both Bryan Norcross and Max Mayfield commencing January 1, 2008. The term for both agreements is until written notice of the consummation of a public or private capital contribution to, or investment in the Company, by a third party, equivalent to Five Million Dollars ($5,000,000.00) (“Trigger Event”), such Trigger Event which is set to occur on a date to be determined but in no event later than August 31, 2008 and to which the parties will then agree to enter into good faith negotiations to enter into a more formal long form employment agreement Bryan Norcross is to be paid a base salary of $10,000 per month and Max Mayfield is to be paid a base salary of $2,000 per month..

Compensation of Directors

Our Directors do not receive cash for their services. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% shareholders are also required by the SEC to furnish us with all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2007.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

(1) Audit Fees

The aggregate fees billed by the independent accountants for the last fiscal year for professional services for the audit of the Company's annual financial statements and the review included in the Company's Form 10-QSB and services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were $25,500 in 2007 and $22,000 on 2006.

(2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Item 9 (e)(1) of Schedule 14A was NIL.

(3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountants for tax compliance, tax advice, and tax planning was $1,500.

(4) All Other Fees

During the last two fiscal years there were no other fees charged by the principal accountants other than those disclosed in (1) and (2) above.

(5) Audit Committee's Pre-approval Policies

At the present time, there are not sufficient directors, officers and employees involved with AEN to make any pre-approval policies meaningful. Once AEN has elected more directors and appointed directors and non-directors to the Audit Committee it will have meetings and function in a meaningful manner.

(6) Audit Hours Incurred

The principal accountants spent approximately 50 percent of the total hours spent on the accounting. The hours were about equal to the hours spent by the Company's internal accountant.

The Board of Directors has reviewed and discussed with the Company's management and independent registered public accounting firm the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the Company's 2007 fiscal year. The Board has also discussed with the auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Board has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with its auditors its independence from the Company. The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Board approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for its 2007 fiscal year.

Pre-Approval Policies

The Board's policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company's independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.

The Board pre-approved all fees described above.

Code of Conduct and Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. Code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from the Company. A copy of our code of ethics was filed contained in the Company's Annual Report on Form 10-KSB for the Company's 2007 fiscal year as Exhibit 14.1.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, five (5) directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successor has been elected and qualified. There are five nominees for director. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees

Name	Age	Positions Held and Tenure

Bryan Norcross	57	President and Chief Executive Officer,

Robert Wineberg	53	Secretary and Treasurer

Robert Adams	50	Chairman of the Board of Directors

Joseph I. Emas	53	Director

Brad Hacker	48	Director and Chief Financial Officer

Robert Adams: Robert Adams was appointed as Chairman of the Board of Directors on March 19, 2008. Mr. Adams is the President and Chief Executive Officer of Global Security Systems, LLC (GSS), the parent company of AlertFM. He has held this position since GSS’s inception. In 1985, Mr. Adams founded Adcom Communications, an entity that was instrumental in replacing the (MBS) protocol with the Radio Broadcasting Data System (RBDS). Mr. Adams has been involved in the FM data-transmission business for 17 years.  From May 2, 2007 to the present, Mr. Adams was a Founding Member of America’s Emergency Network, LLC.

In addition to his other accomplishments, Mr. Adams assisted in procuring RBDS approval in the U.S (1993); manufacturing the only RBDS FM data receiver in the U.S.; installation and testing of an FM data-transmission system in over 20 foreign markets and the 11 western U.S. states; and negotiating and signing the world’s first exclusive agreement between a manufacturer and a wireless communications carrier.

Bryan Norcross: Bryan Norcross was appointed our President and Chief Executive Officer as well as a member of our Board of Directors on March 19, 2008. Since 1980, Mr. Norcross has been a broadcast meteorologist, reporting for major outlets such as CNN, NBC, and recently WFOR-CBS4 in Miami, as well as being engaged as an analyst for CBS network news. From May 2, 2007 to the present, Mr. Norcross was the President and Chief Executive Officer America’s Emergency Network, LLC.

Mr. Norcross received the 1993 David Brinkley Award for Excellence in Communication. Mr. Norcross serves as Honorary Chairman of the Board of the South Florida Hurricane Warning museum project in Deerfield Beach. Mr. Norcross has a Bachelor of Science degree in Math and Physics and a Master of Science degree in Communications and Meteorology from Florida State University. In addition, Mr. Norcross received an Honorary Doctor of Public Service degree from Florida International University.

Robert Wineberg: Mr. Wineberg was appointed Secretary and Treasurer of the Company on March 19, 2008. Previously to that he served as the Company’s Chairman of the Board, Chief Executive Officer and Principal Accounting Officer. Mr. Wineberg was our Secretary-Treasurer from January, 2005 through November, 2005 and Chief Financial Officer from April, 2005 through November, 2005. From November, 2005 to January, 2007 Mr. Wineberg served as a consultant to the company. Mr. Wineberg is a graduate of McGill University with a B. Comm. in Accounting, Systems and Computers. Mr. Wineberg is a Chartered Accountant (C.A.) and a Chartered Financial Analyst (C.F.A.).

Joseph I. Emas: Mr. Emas served as Director of the Company since December, 2003. Mr. Emas is a securities regulation attorney and has practiced since January 1994. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his L.L.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas is licensed to practice law in Florida, New Jersey and New York.

Brad Hacker: Mr. Hacker has been our Chief Financial Officer since December 2005. Mr. Hacker is a Certified Public Accountant and partner in the firm Kramer Weisman and Associates, LLC. Mr. Hacker received his Bachelor of Business Administration from the University Of Texas. Mr. Hacker as held position of Chief Financial Officer with both Public and private companies in South Florida. As previously Disclosed, the firm of Kramer Weisman and Associates, LLC has been retained by the company to provide accounting and financial services to the company.

BOARD OF DIRECTORS

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their respective successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS IN 2009 AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

 The Board of Directors appointed Berenfeld, Spritzer, Shechter & Sheer, LLP as the Company's independent certified public accountants. A representative of Berenfeld, Spritzer, Shechter & Sheer, LLP may be present at the Annual Meeting, and will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary to appoint Berenfeld, Spritzer, Shechter & Sheer, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BERENFELD, SPRITZER, SHECHTER & SHEER, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

PROPOSAL 3 - RATIFICATION OF THE COMPANY’S 2008 STOCK OPTION PLAN

 This summary is qualified in its entirety by the terms of the 2008 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

The 2008 Stock Option Plan provides for the granting of (i) options to purchase Common Stock that qualify as “incentive stock options” (“Incentive Stock Options” or “ISOs”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options (“Nonqualified Options” or “NQSOs”) and (iii) restricted stock.  The total number of shares of Common Stock with respect to which awards may be granted under the 2008 Stock Option Plan shall be five million (5,000,000) shares of common stock.

To date, no options have been awarded pursuant to the 2008 Stock Option Plan.

The 2008 Stock Option Plan is administered by a committee currently consisting of the Board of Directors (the "Committee"). The Committee is generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the common stock) of the fair market value per share of common stock on the date the options are granted. The Stock Option also provides for the issuance of stock appreciation rights at the discretion of the Committee and provides for the issuance of restricted stock awards at the discretion of the Committee.

Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the common stock). In the event of the termination of the relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder's lifetime only by the option holder or his or her guardian or legal representative.

Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the Company) may not exceed $100,000. The Board of Directors of the Company may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder's rights under an option previously granted under the Stock Option Plan requires the consent of the option holder.

The Committee may grant shares of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion (“Restricted Stock”), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Restricted Stock award.  The Committee may provide that the forfeiture restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee.  The grantee of a Restricted Stock award shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise, (i) the grantee shall not be entitled to delivery of the Common Stock certificate until the applicable forfeiture restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the forfeiture restrictions have expired, (iii) the grantee may not transfer the Common Stock until the forfeiture restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock agreement shall cause a forfeiture of the Restricted Stock award.

          The Committee may grant Stock Appreciation Rights (SARs). A stock appreciation right generally permits a Participant who receives it to receive, upon exercise, shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The 2008 Stock Option Plan provides for the grant of SARs, either in tandem with options or on a freestanding basis. With respect to a tandem SAR, the exercise of the option (or the SAR) will result in the cancellation of the related SAR (or option) to the extent of the number of shares in respect of which such option or SAR has been exercised.

     The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.  However, the Committee may not waive the repurchase or forfeiture period with respect to a Restricted Stock award that has been granted if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

The 2008 Stock Option Plan may be amended, terminated or suspended by the Board at any time.  The 2008 Stock Option Plan will terminate not later than the ten-year anniversary of its effective date.  However, awards granted before the termination of the 2008 Stock Option Plan may extend beyond that date in accordance with their terms.

The Board of Directors of the Company believes that the 2008 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

The Board of Directors of the Company believes that the 2006 Stock Option Plan reserves sufficient additional shares to provide for additional grants to employees in the near future in order to attract and retain such key personnel.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE COMPANY’S 2008 STOCK OPTION PLAN.

PROPOSAL 4 - APPROVAL OF THE COMPANY’S NAME CHANGE FROM BRAMPTION CREST INTERNATIONAL, INC. TO THE AEN GROUP, INC.

Our Board of Directors has adopted a resolution declaring the advisability of amending and restating our Certificate of Incorporation to effect a name change from Brampton Crest International, Inc. to The AEN Group, Inc.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in "Note on Forward-Looking Statements" in our Annual Report on Form 10-KSB for the year ended December 31, 2007, (b) the ability to operate our business after the closing in a manner that will enhance stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact counsel for the company, Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street, Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2007 on Form 10-KSB/A with the SEC, a copy of which is being provided with this proxy statement. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any stockholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 a copy of which is being provided with this proxy statement.

Quarterly Report on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2008.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2009 and have it included in our proxy statement must submit the proposal in writing to Bryan Norcross. We must receive the proposal no later than December 31, 2008.

Shareholders intending to present a proposal at the Annual Meeting in 2009, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2009 no later than December 31, 2008. If the notice is after December 31, 2008, it will be considered untimely and we will not be required to present it at the Annual Meeting in 2009. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

/s/ Bryan Norcross

BRYAN NORCROSS
Chief Executive Officer

Miami, FL
July 10, 2008

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF
Brampton Crest International, Inc. /THE AEN GROUP, INC.

PROXY -- ANNUAL MEETING OF SHAREHOLDERS - August 21, 2008

The undersigned, revoking all previous proxies, hereby appoint(s) Bryan Norcross as Proxy, with full power of substitution, to represent and to vote all Common Stock of Brampton Crest International, Inc. /THE AEN GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Hilton Miami Downtown., 1601 Biscayne Blvd., Miami, Florida, USA, 33132 on August 21, 2008, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

ELECTION OF DIRECTORS. Nominee:

Bryan Norcross	Robert Wineberg	Robert Adams

Joseph I. Emas		Brad Hacker

☐ FOR ALL NOMINEE LISTED (Except as specified here:______________)

OR

☐ WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Berenfeld, Spritzer, Shechter & Sheer, LLP as Independent Auditor.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Proposal to Ratify the 2008 Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Proposal to change our name from Brampton Crest International, Inc. to The AEN Group, Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO
SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, 3 AND PROPOSAL 4.

Dated ____________________________, 2008

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer's or other person's title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

EXHIBIT A
______________________________________

THE AEN GROUP, INC.
2008 STOCK OPTION PLAN
______________________________________

1. Purpose. The purpose of this Plan is to advance the interests of The AEN Group, Inc., a Nevada corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2. Definitions. As used herein, the following terms shall have the meanings indicated:
(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean any of the following:

(i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii) if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c) “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of thirty percent (30%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of thirty percent (30%) or more in voting power of the outstanding stock of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

(f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l) “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m) “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n) “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p) “Plan” shall mean this 2006 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q) “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to five million (5,000,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Sec-tion 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7. Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agree-ment, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c) Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9. Termination of Option Period.

(a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A)Cause, (B)the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C)a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D)death;

(ii) immediately upon (A)the termination by the Company of the Optionee’s employment for Cause, or (B)an Improper Termination;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv) the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Sub-sec-tion 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c) Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10. Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

11. Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and
(ii) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and
(iii) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13. Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14. Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

15. Administration of this Plan.

(a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to:  (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16. Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17. Interpretation.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Nevada

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18. Amendment and Discontinuation of this Plan. Either the Board or the Com-mittee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19. Termination Date. This Plan shall terminate ten years after the date of adoption by the Board of Directors